Filed pursuant to Rule 424(b)(5)

Registration No. 333-215909

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 6, 2017)

5,360,000 Shares

Common Stock

We are offering 5,360,000 shares of common stock, $.001 par value, of Ring Energy, Inc., a Nevada corporation (the “Company”). Our common stock is traded on the NYSE American LLC (the “NYSE American”) under the symbol “REI.”

On February 22, 2018, the last reported sale price of our common stock as reported on the NYSE American was $14.82 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus.

	Per Share	Total
Public offering price	$14.00	$75,040,000
Underwriting discounts and commissions(1)	$0.70	$3,752,000
Proceeds, before expenses, to us	$13.30	$71,288,000

(1)	See “Underwriting” for a discussion of the compensation payable to the underwriters.

We have granted an over-allotment option to the underwriters set forth below. Under this option, the underwriters may elect to purchase up to a maximum of 804,000 additional shares of common stock from us at the public offering price above, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement to cover any over-allotments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or before February 27, 2018.

Joint Book-Running Managers

SunTrust Robinson Humphrey            Seaport Global Securities

Co-Managers

Capital One Securities
Euro Pacific Capital
Imperial Capital
Ladenburg Thalmann
Northland Capital Markets
Roth Capital Partners

The date of this prospectus supplement is February 23, 2018

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update, or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters, including any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read our registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information.”

S-2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “could,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “goal,” “plan,” “forecast,” “target,” and similar expressions intended to identify forward-looking statements.

All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement that address activities, events, or developments that we expect or anticipate will or may occur in the future are forward looking-statements, including such things as:

•	declines or volatility in the prices we receive for our oil and natural gas;
•	our ability to raise additional capital to fund future capital expenditures;
•	our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop and produce our oil and natural gas properties;
•	general economic conditions, whether internationally, nationally, or in the regional and local market areas where we do business;
•	risks associated with drilling, including completion risks, cost overruns, and the drilling of non-economic wells or dry holes;
•	uncertainties associated with estimates of proved oil and natural gas reserves;
•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;
•	risks and liabilities associated with acquired companies and properties;
•	risks related to integration of acquired companies and properties;
•	potential defects in title to our properties;
•	cost and availability of drilling rigs, equipment, supplies, personnel, and oilfield services;
•	geological concentration of our reserves;
•	environmental or other governmental regulations, including legislation of hydraulic fracture stimulation;
•	our ability to secure firm transportation for the oil and natural gas we produce and to sell the oil and natural gas at market prices;
•	exploration and development risks;
•	management’s ability to execute our plans to meet our goals;
•	our ability to retain key members of our management team;
•	weather conditions;
•	actions or inactions of third-party operators of our properties;
•	costs and liabilities associated with environmental, health and safety laws;
•	our ability to find and retain highly skilled personnel;
•	operating hazards attendant to the oil and natural gas business;
•	competition in the oil and natural gas industry; and
•	the risk factors discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, and those discussed in the documents we have incorporated by reference.

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All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a brief overview of information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus, and any free writing prospectus distributed by us before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the financial statements and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, the terms “Ring,” “Ring Energy,” “the Company,” “we,” “our,” “ours,” and “us” refer to Ring Energy, Inc.

Overview

Ring is a Midland-based exploration and production company that is engaged in oil and natural gas acquisition, exploration, development, and production activities. Our exploration and production activities and interests are currently focused in Texas. The Company takes a conventional approach to its drilling program and seeks to develop its traditional core areas, as well as look for new growth opportunities.

The Company’s primary drilling operations target the Central Basin Platform in Andrews County and Gaines County, Texas and the Delaware Basin in Reeves County and Culberson County, Texas.

We spent approximately $146.1 million on acquisitions and capital projects during 2015 and 2016, and we have spent approximately $122.9 million on acquisition and capital projects for 2017 as of September 30, 2017. We intend to continually actively drill and develop our acreage in an effort to maximize stockholder value. Through December 31, 2016, we increased our proved reserves to approximately 27.7 million BOE (barrel of oil equivalent). Effectively, 100% of our reserves relate to properties located in Texas. Our proved reserves are oil-weighted with 90% of proved reserves consisting of oil and 10% consisting of natural gas. Of those reserves, 32% of the proved reserves are classified as proved developed producing, or “PDP,” 5% are classified as proved developed non-producing, or “PDNP,” and approximately 63% are classified as proved undeveloped, or “PUD.”

As of December 31, 2016, our estimated proved reserves had a pre-tax “PV10” (present value of future net revenues before income taxes discounted at 10%) of approximately $217.3 million and a Standardized Measure of Discounted Future Net Cash Flows of approximately $159.8 million. The difference between these two amounts is the effect of income taxes. The Company presents the pre-tax PV10 value, which is a non-GAAP financial measure, because it is a widely used industry standard that we believe is useful to those who may review this prospectus supplement when comparing our asset base and performance to other comparable oil and gas exploration and production companies.

Our Texas Properties

Andrews and Gaines Counties leases – Andrews and Gaines Counties, Texas. In 2011, we acquired a 100% working interest and a 75% net revenue interest in the initial leases in Andrews and Gaines Counties, Texas. Since that time, we have acquired working and net revenue interests in additional producing leases and acquired additional undeveloped acreage in and around our Andrews County leases. The working interests range from 1 to 100% and the net revenue interests range from 1 to 80%. As of December 31, 2017, we own a total of 102,777 gross (69,874 net) acres. We believe the Andrews and Gaines County leases contain a considerable number of remaining potential drilling locations. As of December 31, 2016, our reserve estimate includes 174 vertical and 13 horizontal PUD wells on this acreage, and the reserve estimates include the capital costs required to develop these wells. Our reserve estimates also include secondary recovery (waterflood) reserves in relation to some of our Andrews County acreage.

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Culberson and Reeves County leases – Culberson and Reeves Counties, Texas. In 2015, we acquired properties consisting of 19,983 gross (19,679 net) acres in Culberson and Reeves Counties with an average working interest of 98% and an average net revenue interest of 79%. Since that time, we have acquired additional undeveloped acreage in and around our Culberson and Reeves County leases. As of December 31, 2017, we own a total of 20,218 gross (19,917 net) acres. We believe the Culberson and Reeves County leases contain a considerable number of remaining potential drilling locations. As of December 31, 2016, our reserve estimates included 44 PUD wells on this acreage. Our reserve estimates also include the capital costs required to develop these wells.

Our Business Strategy and Development

Our objective is to increase stockholder value through the implementation of our business strategy focused on strategic development and growth. Key elements of our business strategy include:

•	Pursue strategic acquisitions with exceptional upside potential. Ring has a history of acquiring leasehold positions that it believes to have substantial resource potential to meet its targeted returns on invested capital. Ring has historically pursued acquisitions of properties that it believes to have exploitation and development potential comparable to its existing inventory of drilling locations. The Company has developed and refined an acquisition program designed to increase reserves and complement existing core properties. Ring’s experienced team of management and engineering professionals identify and evaluate acquisition opportunities, negotiate and close purchases and manage acquired properties. Management intends to continue to pursue strategic acquisitions that meet the Company’s operational and financial targets. The executive team, with its extensive experience in the Permian Basin, has many relationships with operators and service providers in the region. Ring believes that leveraging its relationships will be a competitive advantage in identifying acquisition targets. Management’s proven ability to evaluate resource potential will allow Ring to successfully acquire acreage and bring out more value in the Company’s assets.

•	Growing production and reserves by developing our oil-rich resource base. Over the long-term, Ring intends to exploit its acreage position through developing its acreage and drilling highly economic vertical and horizontal wells using the most recent drilling and completion techniques. Ring’s portfolio of proved oil and natural gas reserves consists of 90% oil and 10% natural gas. Of those reserves, 32% of the proved reserves are classified as proved developed producing, or “PDP,” 5% are classified as proved developed non-producing, or “PDNP,” and approximately 63% are classified as proved undeveloped, or “PUD.” Through the conversion of undeveloped reserves to developed reserves, Ring will seek to increase production, reserves and cash flow while gaining favorable returns on invested capital.

•	Employ industry leading drilling and completion techniques. Ring’s executive team, which has over 100 years combined experience in the oil and gas industry, intends to utilize new and innovative technological advancements and careful geological evaluation in reservoir engineering to generate value for its stockholders and to build development opportunities for years to come. Improved efficiency through employing technological advancements can provide a significant benefit in a continuous drilling program such as the one Ring contemplates for its current inventory of drilling locations. Additionally, Ring believes that the experience of its executive team will help reduce the time and cost associated with drilling and completing both conventional and horizontal wells, while potentially increasing recovery.

Our Competitive Strengths

We believe we have the following competitive strengths that will support our efforts to successfully execute our business strategy:

•	High quality asset base in one of North America’s leading resource plays. Ring’s acreage in the Permian Basin is located in Andrews and Gaines Counties, which is in the heart of the Central Basin Platform, and in Culberson and Reeves Counties, which is situated in the Delaware Basin. As of December 31, 2016, Ring drilled 195 wells on its acreage, with 192 wells being vertical and three wells being horizontal, and re-stimulated 35 existing wells on its Central Basin acreage. Ring also drilled six wells and recompleted six existing wells on its Delaware Basin acreage. As of December 31, 2016, estimated net proved reserves were comprised of approximately 90% oil and 10% natural gas.

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•	De-risked Permian acreage position with multi-year vertical drilling inventory. As of December 31, 2016, Ring drilled 201 gross operated wells across its leasehold position with a 99.5% success rate. The Company has also re-stimulated 41 existing wells with attractive well economics. Ring has identified a multi-year inventory of potential drilling locations that will drive reserves and production growth and provide attractive return opportunities. As of December 31, 2016, Ring had 174 identified proven vertical drilling locations and 13 identified proven horizontal locations in Andrews and Gaines Counties and 44 identified proven vertical drilling locations in Culberson and Reeves Counties. It believes it has an additional 319 potential vertical locations based on 10-acre downspacing and an additional 319 identified potential horizontal drilling locations based on 6 wells per acre or 106 acres per well in Andrews and Gaines Counties and 503 potential vertical locations based on 20-acre downspacing in Culberson and Reeves Counties. The Company views this drilling inventory as de-risked because of the significant production history in the area and well-established industry activity surrounding the acreage.

•	Experienced and proven management team focused on the Permian Basin. The executive team has an average of approximately 24 years of industry experience per person, most of which has been focused in the Permian Basin. The Company believes its management and technical team is one of the principal competitive strengths due to the team’s proven ability to identify and integrate acquisitions, focus on cost efficiencies while managing a large-scale development program and disciplined allocation of capital to high-returning projects. Ring’s Chief Executive Officer Kelly Hoffman has had a successful career in the Permian Basin since 1975 when he started with Amoco Production Company and found further success in West Texas when he co-founded AOCO. In addition, Chairman of the Board, Lloyd T. Rochford, and Director, Stanley M. McCabe, formed Arena Resources, Inc., or “Arena,” in 2001, which operated in the same proximate area as Ring’s Andrews and Gaines County acreage. Arena eventually sold to SandRidge Energy, Inc., in July 2010 for $1.6 billion. Ring’s management team aims to execute a similar growth strategy and development plan by leveraging its industry relationships and significant operational experience in these regions.

•	Concentrated acreage position with high degree of operational control. Ring operates approximately 99% of its acreage positions. The operating control allows Ring to implement and benefit from its strategy of enhancing returns through operational and cost efficiencies. Additionally, as the operator of substantially all of its acreage, Ring retains the ability to adjust its capital expenditures based on well performance and commodity price forecasts.

Recent Developments

Revolving Credit Facility – Subsequent to the filing of our third quarter Form 10-Q, we drew $10 million on our credit facility.

Operational Update – On January 9, 2018, we released a preliminary update on our drilling operations for the quarter ending December 31, 2017. As of December 31, 2017, the Company, on its Central Basin Platform (“CBP”) asset, drilled 19 new horizontal San Andres wells and were in the process of drilling number 20 at the end of the quarter. Of the 19 drilled wells, 16 were one mile long and three were ¾ of a mile long. In the fourth quarter, the Company completed, tested and filed Initial Potentials (“IPs”) on 13 new horizontal San Andres wells – eight wells which were drilled in the third quarter and five which were drilled in the fourth quarter of 2017. The average IP on the 13 completed wells in the fourth quarter 2017 was approximately 458 Barrel of Oil Equivalents (“BOE”) per day. In addition, the Company has 20 new horizontal San Andres wells which are currently in varying stages of completion and testing.

For the twelve months ended December 31, 2017, the Company drilled 47 new horizontal San Andres wells on its CBP asset. Five of the wells were 1.5 miles long, 39 were 1 mile long and three were ¾ of a mile long. Of the 47 wells drilled, 27 were completed, tested and had IPs filed. The average IP on the 27 completed wells in 2017 was approximately 584 BOE per day.

S-7

Capital Expenditure and Drilling Budget – On February 20, 2018, we released a preliminary drilling and operational capital expenditure budget (“CAPEX”) for 2018 of approximately $150 million. The majority of the Company’s CAPEX will be allocated to the Company’s CBP asset. Also scheduled on the CBP for 2018 is the continued upgrading of existing infrastructure which will include the drilling of four additional salt water disposal wells, upgrading and extending the Company’s electrical system in Andrews County, and the completion of a gas pipeline.

The Company is also in the early stages of the testing and completion process on its first horizontal well in North Gaines County, and has scheduled to drill its first “Brushy Canyon” horizontal test well on its Delaware Basin Property late in the first quarter 2018.

Corporate Information

Our principal executive offices are located at 901 West Wall St., 3rd Floor, Midland, TX 79702. Our telephone number is (432) 682-7464. Our website is www.ringenergy.com. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus supplement or the accompanying prospectus.

S-8

THE OFFERING

Issuer	Ring Energy, Inc.

Common stock offered by us	5,360,000 shares

Common stock outstanding immediately after this offering	59,584,029 shares (or 60,388,029 shares if the underwriters exercise the over-allotment option in full)

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to an aggregate of 804,000 additional shares of our common stock to cover any over-allotments.

Use of proceeds	We plan to use the net proceeds of this offering to fund our 2018 capital expenditure budget and for general corporate purposes. See “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	You should carefully read and consider the information beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

NYSE American symbol	REI

The number of shares to be outstanding after this offering is based on 54,224,029 shares of our common stock outstanding as of February 21, 2018, and excludes 3,193,000 shares that may be issued pursuant to outstanding option awards under our equity compensation plans and 330,900 shares of restricted stock that have been granted but have not vested. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters will not exercise their over-allotment option.

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RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors listed below and discussed under the heading “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016, together with all of the other information included in, or incorporated by reference into, this prospectus supplement, when evaluating an investment in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations, and financial condition could suffer, and you could lose your investment in us.

Risks Relating to Our Common Stock and this Offering

We have no plans to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. In addition, the terms of our Credit Agreement dated July 1, 2014, with SunTrust Bank, as Administrative Agent (“Revolving Credit Facility”) restrict the payment of dividends to the holders of our common stock and any other equity holders.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our Articles of Incorporation, our board of directors is authorized to issue up to 50,000,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus supplement. Also, our board of directors, without stockholder approval, may determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares. If the board causes shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.

Our board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by our board of directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the Company, which means that the holders of preferred stock would be entitled to receive the net assets of the Company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

Provisions under Nevada law could delay or prevent a change in control of Ring, which could adversely affect the price of our common stock.

In addition to the ability of our board of directors to issue preferred stock, the existence of some provisions under Nevada law could delay or prevent a change in control of Ring, which could adversely affect the price of our common stock. Nevada law imposes some restrictions on mergers and other business combinations between us and any holder of ten percent or more of our outstanding common stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease. Other factors that may affect the market price of our common stock include:

S-10

•	actual or anticipated fluctuations in our quarterly results of operations;
•	liquidity;
•	sales of common stock by our stockholders;
•	changes in oil and natural gas prices;
•	changes in our cash flow from operations or earnings estimates;
•	publication of research reports about us or the oil and natural gas exploration and production industry generally;
•	competition for, among other things, capital, acquisition of reserves, undeveloped land, and skilled personnel;
•	increases in market interest rates which may increase our cost of capital;
•	changes in applicable laws or regulations, court rulings, and enforcement and legal actions;
•	changes in market valuations of similar companies;
•	adverse market reaction to any indebtedness we may incur in the future;
•	additions or departures of key management personnel;
•	actions by our stockholders;
•	commencement of or involvement in litigation;
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;
•	speculation in the press or investment community regarding our business;
•	political conditions in oil and natural gas producing regions;
•	general market and economic conditions; and
•	domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the United States securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Investors in this offering may experience immediate and substantial dilution and additional stock offerings may further dilute stockholders.

The public offering price of the common stock offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options exercise those options at prices below the public offering price, you will incur further dilution.

Given our plans and our expectation that we may need additional capital and personnel in the future, we may need to issue additional shares of common stock or securities convertible into or exercisable for shares of common stock, including preferred stock, options, or warrants. The issuance of additional common stock may further dilute the ownership of our stockholders.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering of common stock will be approximately $71 million, after deducting the underwriting commissions and estimated offering expenses payable by us (or approximately $82 million if the underwriters’ option to purchase additional shares is exercised in full). We plan to use the net proceeds of this offering to fund our 2018 capital expenditure program and for other general corporate purposes.

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CAPITALIZATION

The following table sets forth, on an unaudited basis, our cash and cash equivalents, and capitalization as of September 30, 2017, on an actual basis and on an as adjusted basis, giving effect to the sale of 5,360,000 shares of common stock in this offering at the public offering price of $14.00, after deducting underwriting discounts and commissions and estimated offering expenses. The table below should be read in conjunction with the other sections of this prospectus supplement, the accompanying prospectus and any documents that are incorporated by reference, including our consolidated financial statements and the notes thereto.

	As of September 30, 2017
	Actual	As Adjusted
Cash and cash equivalents	$40,876,153	$111,964,153
Debt:
Revolving Credit Facility(1)	—	—
Stockholders’ Equity:
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding (actual and as adjusted)	—	—
Common stock - $0.001 par value; 150,000,000 shares authorized; 54,145,901 shares issued and outstanding (actual) and 59,505,901 shares issued and outstanding (as adjusted)	54,146	59,506
Additional paid-in capital	397,060,212	468,142,852
Retained Loss	(36,845,718)	(36,845,718)
Total Stockholders’ Equity	360,268,640	431,356,640

(1)	As of February 21, 2018, our Revolving Credit Facility had $10 million outstanding.

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PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed and traded on the NYSE American under the symbol “REI.” The following table sets forth the range of high and low sales prices of our common stock for the periods presented:

	Common Stock
	High	Low
Year ending December 31, 2018
First quarter (through February 22, 2018)	16.09	12.77
Year ending December 31, 2017
Fourth quarter	15.13	11.58
Third quarter	14.67	11.70
Second quarter	14.14	10.55
First quarter	14.10	9.22
Year ending December 31, 2016
Fourth quarter	13.54	8.76
Third quarter	11.05	7.48
Second quarter	10.00	4.77
First quarter	7.22	4.00

The closing price of our common stock on the NYSE American on February 22, 2018, was $14.82 per share. On February 21, 2018, we had 54,224,029 issued and outstanding shares of common stock, which were held by approximately 5,566 holders of record. Holders of record do not include owners for whom common stock may be held in “street” name or whose common stock is restricted.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors that our board of directors considers relevant. In addition, the terms of our Revolving Credit Facility restrict the payment of dividends to the holders of our common stock and any other equity holders.

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UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through the underwriters named below. SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement between us and the representatives, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
SunTrust Robinson Humphrey, Inc.	2,358,400
Seaport Global Securities LLC	2,358,400
Capital One Securities, Inc.	107,200
Euro Pacific Capital, Inc.	107,200
Imperial Capital LLC	107,200
Ladenburg Thalmann & Co. Inc.	107,200
Northland Securities, Inc.	107,200
Roth Capital Partners, LLC	107,200
Total	5,360,000

“Northland Capital Markets” is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member, FINRA/SIPC.

The underwriting agreement provides that the underwriters’ obligation to purchase our common stock is subject to approval of legal matters by counsel and the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the conditions that the representations and warranties made by us to the underwriters are true, that there has been no material adverse change to our condition or in the financial markets, and that we deliver to the underwriters customary closing documents. The underwriters are obligated to purchase all of the shares of common stock (other than those covered by the over-allotment option described below) if they purchase any of the shares of common stock.

Option to Purchase Additional Common Stock

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 804,000 additional shares of common stock at the public offering price per share less the underwriting discount and commissions shown on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering.

Underwriting Discount and Commissions and Offering Expenses

The underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the common stock to securities dealers at the price to the public less a concession not in excess of $0.42 per share of common stock. After the common stock is released for sale to the public, the underwriters may vary the offering price and other selling terms from time to time.

The following table summarizes the compensation to be paid to the underwriters by us:

		Total
	Per Share	No Option Exercise	Full Option Exercise
Public offering price	$14.00	$75,040,000	$86,296,000
Underwriting discounts and commissions	$0.70	$3,752,000	$4,314,800
Proceeds, before expenses, to us	$13.30	$71,288,000	$81,981,200

We estimate our expenses associated with the offering, excluding underwriting discounts and commissions, will be approximately $200,000, which amount includes up to $25,000 that we have agreed to reimburse the underwriters for fees and expenses of counsel relating to certain aspects of this offering.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities.

Lock-Up Agreements

We and all of our directors and executive officers have agreed that, subject to certain exceptions, without the prior written consent of the representatives, we and they will not directly or indirectly, (1) offer for sale, sell, issue, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock or securities convertible into or exchangeable for our common stock (other than shares sold in this offering), or with respect to us, sell or grant options, rights or warrants with respect to any shares of our common stock or securities convertible into or exchangeable for our common stock (other than the issuance of options pursuant to a registration statement on Form S-8 and securities we may issue in future acquisitions of oil and gas properties or companies, which shares will remain subject to these lock-up restrictions upon issuance and for the remainder of the lock-up period), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase our common stock or securities convertible, exercisable or exchangeable into our common stock or any other securities of the Company, (4) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of our common stock or securities convertible, exercisable or exchangeable into our common stock or any other securities of the Company (other than with respect to the Company, any registration statement on Form S-8 or any amendment to any registration statement already filed with the Commission as of the date of this prospectus supplement), (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company or (6) publicly disclose the intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement.

The representatives may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, the representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested, and market conditions at the time.

Price Stabilization, Short Positions and Penalty Bids

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Covered short sales are sales made in an amount not greater than the number of shares available for purchase by the underwriters under their over-allotment option. The underwriters may close out a covered short sale by exercising their over-allotment option or purchasing shares in the open market. Naked short sales are sales made in an amount in excess of the number of shares available under the over-allotment option. The underwriters must close out any naked short sale by purchasing shares in the open market. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by such syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our common stock to be higher than it would otherwise be in the absence of these transactions.

The underwriters are not required to engage in these activities and may end any of these activities at any time.

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Electronic Distribution

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. The common stock will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, common stock may be sold by the underwriters to securities dealers who resell common stock to online brokerage account holders.

Other than this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference or registration statement of which the prospectus supplement forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Relationship with the Underwriters

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Specifically, affiliates of SunTrust Robinson Humphrey, Inc. are lenders under our Revolving Credit Facility. They have received, or may in the future receive, customary compensation for such services.

Notice to Canadian Residents

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

S-18

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

S-19

LEGAL MATTERS

Certain legal matters regarding the validity of the shares of common stock that are offered hereby will be passed upon for us by Baker & Hostetler LLP, Houston, Texas. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Ring Energy, Inc. appearing in Ring Energy’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Ring Energy’s internal control over financial reporting as of December 31, 2016, have been audited by Eide Bailly LLP, an independent registered public accounting firm, as set forth in reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information included or incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves as of December 31, 2016, using SEC guidelines, were prepared or derived from estimates prepared by Cawley, Gillespie & Associates, Inc. and Williamson Petroleum Consultants, Inc., independent petroleum engineers. These estimates are included in this prospectus supplement in reliance on the authority of such firms as experts in these matters.

S-20

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission, or SEC. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, and other information about issuers, like Ring Energy, Inc., who file electronically with the SEC. The address of that web site is www.sec.gov.

Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

In addition, our common stock is listed on the NYSE American and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

S-21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering of the common stock is completed (unless otherwise stated, other than information furnished under Items 2.02 or 7.01, and any corresponding exhibits under Item 9.01, of any Form 8-K, which is not deemed filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 15, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed on May 9, 2017, August 8, 2017, and November 8, 2017, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, filed on November 15, 2017;

•	Our Current Reports on Form 8-K filed on July 18, 2017, July 21, 2017, and December 19, 2017; and

•	The description of our common stock contained in our Registration Statement on Form SB-2 filed with the SEC on January 12, 2007, and any amendments or reports filed for the purpose of updating that description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and that are deemed “filed” prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. We will provide you a copy of any or all of the information that has been incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this document), at no cost, upon your written or oral request to us at the following address or telephone number:

Ring Energy, Inc.

901 West Wall St., 3rd Floor

Midland, TX 79702

Telephone: (432) 682-7464

Attn: Investor Relations

S-22

PROSPECTUS

RING ENERGY, INC.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus will allow us to issue up to an aggregate of $500,000,000 of our debt securities, common stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our Common Stock is traded on the NYSE MKT under the symbol “REI”. On February 3, 2017, the last reported sales price of our Common Stock was $13.76 per share.

The securities offered in this prospectus involve risks. You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the SEC as described in “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2017

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to Ring Energy, Inc.

i

ABOUT RING ENERGY, INC.

Ring Energy, Inc. is a Midland-based exploration and production company that is engaged in oil and natural gas acquisition, exploration, development and production activities. Our exploration and production interests are currently focused in Texas. The Company takes a conventional approach to its drilling program and seeks to develop its traditional core areas, as well as look for new growth opportunities.

The Company’s primary drilling operations target the Central Basin Platform in Andrews County and Gaines County, Texas and the Delaware Basin in Reeves County and Culberson County, Texas.

We spent approximately $216.3 million on acquisitions and capital projects during 2014 and 2015, and through September 30, 2016 we spent approximately $22.6 million on acquisition and capital projects in 2016. We intend to continually actively drill and develop our acreage in an effort to maximize stockholder value. Through December 31, 2015, we increased our proved reserves to approximately 24.4 million BOE (barrel of oil equivalent). Effectively, 100% of its reserves relate to properties located in Texas. The Company’s proved reserves are oil-weighted with 91% of proved reserves consisting of oil and 9% consisting of natural gas. Of those reserves, 33% of the proved reserves are classified as proved developed producing, or “PDP,” 2% are classified as proved developed non-producing, or “PDNP,” and approximately 65% are classified as proved undeveloped, or “PUD.”

As of December 31, 2015, our estimated proved reserves had a pre-tax “PV10” (present value of future net revenues before income taxes discounted at 10%) of approximately $240.2 million and a Standardized Measure of Discounted Future Net Cash Flows of approximately $172.7 million. The difference between these two amounts is the effect of income taxes. The Company presents the pre-tax PV10 value, which is a non-GAAP financial measure, because it is a widely used industry standard that we believe is useful to those who may review this prospectus supplement when comparing our asset base and performance to other comparable oil and gas exploration and production companies.

Recent Developments

Horizontal Drilling Program – In the fourth quarter of 2016, we continued to expand our horizontal acreage position in the Central Basin Platform, which increased our potential horizontal drilling locations to over 400 gross wells. We recently drilled and currently operate three horizontal wells in the Central Basin Platform Horizontal San Andres and intend to increase our capital expenditures to drill additional horizontal and vertical wells in the Central Basin Platform Horizontal San Andres play in 2017.

As of December 1, 2016, two wells, Augustus #1H and Tiberius #1H, had been producing for approximately 45 days, and in connection with the production from those wells, we intend to file completion reports showing 24 hour gross Initial Production Tests of 602 BOE per day and 448 BOE per day, respectively. Of the production from the Augustus #1H and Tiberius #1H, 95% has been oil.

As of January 9, 2017, the third horizontal well, Caesar #1H, had been producing for approximately 45 days and showed a 24 hour gross Initial Production Test of 506 BOE per day.

As announced on January 9, 2017, our capital expenditure budget for 2017 provides for drilling 22 horizontal wells in the Central Basin Platform, and drilling on the first of those projected wells has already commenced.

Revolving Credit Facility – Subsequent to the filing of our third quarter Form 10-Q, we drew $2 million on our credit facility. We paid off this amount with proceeds from our public offering of 6,525,000 shares of common stock that was completed on December 9, 2016.

1

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be contained or incorporated by reference in any applicable prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in this prospectus or any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or any applicable prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management or that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. When used in this prospectus or any prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “predict,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus and any prospectus supplement. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and any prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus and any prospectus supplement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for more information on the public reference rooms.  The SEC maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

We have filed with the SEC the Registration Statement of which this prospectus constitutes a part, under the Securities Act.  For further information pertaining to us, reference is made to the Registration Statement.  Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.  Copies of the Registration Statement are on file at the offices of the SEC and may be inspected without charge at the offices of the SEC, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates.  The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission’s web site (www.sec.gov).

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 9, 2016, August 8, 2016 and November 8, 2016, respectively; and

•	Current Reports on Form 8-K filed with the SEC on April 21, 2016, April 26, 2016, May 20, 2016, December 7, 2016, December 9, 2016, and December 20, 2016.

All future documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01) before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: Ring Energy, Inc., 6555 S. Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, Attention: William R. Broaddrick, or by telephone number at (918) 499-3880.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes. Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

3

RATIO OF EARNINGS TO FIXED CHARGES

AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the following ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock and, therefore, no dividend requirements.

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges (1)(2)	-	-	-	-	-	1.76

(1)	In calculating the ratio of earnings to fixed charges, “earnings” consist of income (loss) from continuing operations before income tax, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense.

(2)	For the years ended December 31, 2015, 2013 and 2012 and for the Nine Months Ended September 30, 2016, fixed charges exceeded earnings by $13.3 million, $0.4 million $1.8 million and $58.4 million, respectively.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

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If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary are not complete, and you should also refer to our Articles of Incorporation and Bylaws, each as amended, which are incorporated by reference in this prospectus, and to Nevada law.

We are authorized to issue up to 150,000,000 shares of Common Stock, par value $0.001 per share, and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of February 3, 2017, there were 49,113,063 shares of our Common Stock issued and outstanding and no shares of preferred stock outstanding. All outstanding shares of Common Stock are fully paid and nonassessable.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except as matters that relate only to a series of our preferred stock. Holders of Common Stock do not have cumulative voting rights.

Each outstanding share of voting capital stock of the Company shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in the Articles of Incorporation of the Company. Except as otherwise provided by the corporation law of the State of Nevada, the Articles of Incorporation of the Company or the Bylaws of the Company, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing such action.

Our board of directors is elected annually at the meeting of our stockholders. Each director holds office until the next annual meeting of our stockholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal.

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Any action that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken within ten (10) days of the date of such action to those stockholders entitled to vote thereon who did not give their written consent and to those stockholders not entitled to vote thereon.

According to the Company’s Articles of Incorporation, the authority to adopt, amend or repeal bylaws is reserved exclusively to the Board of Directors.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the Common Stock.

Dividend Rights

The board of directors may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.

We have not declared or paid any cash dividends on our Common Stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Redemption

Our Common Stock is not redeemable.

Conversion Rights

Our Common Stock is not convertible.

Preemptive Rights

Holders of our Common Stock do not have preemptive rights.

Other Provisions

The Common Stock to be offered by any applicable prospectus supplement, has been or will be duly and validly authorized by the Company, and, upon issuance and sale in accordance with the applicable prospectus supplement, will be duly and validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our Common Stock is Standard Registrar and Transfer Company. Its address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is (801) 571-8844.

Listing

Our Common Stock is listed on the NYSE MKT under the symbol “REI”.

This section is a summary and may not describe every aspect of our Common Stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation and bylaws, as amended, because they, and not this description, define your rights as a holder our Common Stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

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Anti-Takeover Provisions of Our Charter Documents and Bylaws

Sections 78.378 to 78.3793 of the Nevada Revised Statutes, or NRS, contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders' meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.

Board Vacancies are Generally Filled by Remaining Directors and Not Stockholders

Our bylaws provide that any vacancies on the board of directors may be filled by the vote of the majority of the remaining directors, although less than a quorum. Notwithstanding the immediately preceding sentence, the board of directors may by resolution determine that any such vacancies or newly created directorships shall be filled by our stockholders representing at least one-third (1/3) of the issued and outstanding shares of our capital stock that would be entitled to vote at a meeting of stockholders.

Stockholder Meetings

The bylaws provide that a special meeting of stockholders, other than those required by Nevada law, may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request, or by resolution adopted by, a majority of the Board of Directors or the holders of 10% of the outstanding shares of capital stock entitled to vote at the meeting.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to designate and issue, without stockholder approval, one or more series of preferred stock with voting or other rights or preferences that could make it more difficult or prevent a change of control of our company or the removal of our management.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and the certificate of designation relating to each series of the preferred stock. The certificate of designation will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each series of the preferred stock.

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The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series. Except as otherwise provided herein or required by law, the Board of Directors is vested with the authority to provide, out of the unissued shares of preferred stock, for one or more classes or series of preferred stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;
•	the amount of liquidation preference per share;
•	the initial public offering price at which the preferred stock will be issued;
•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;
•	any redemption or sinking fund provisions;
•	any conversion or exchange rights; and
•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

 The preferred stock will, when issued, be fully paid and nonassessable. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors. Any preferred stock that is issued will have priority over the Common Stock as to dividend or liquidation rights or both.

The transfer agent for each series of preferred stock will be identified in the relevant prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

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The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture, if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

•	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or any sinking fund or analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any events of default with respect to the debt securities that differ from those set forth in the applicable Indenture;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the modification of the terms of the debt securities or the rights of security holders;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not inconsistent with the provisions of the applicable Indenture.

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The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

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Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in a denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee.

Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Transfer

Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our fully registered debt securities will be paid at designated places. Payment will be made by check and mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the applicable Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

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Covenants

Under the Indentures, we will agree to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year reviewing our obligations under the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an event of default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other event of default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an event of default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an event of default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

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Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture. We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we irrevocably deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other amounts due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable Indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, maintain a place of payment and certain other obligations set forth in the Indenture.

We may discharge our obligations under the Indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the Indenture. We may not have a default on the debt securities discharged existing on the date of deposit.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally as money borrowed, including guarantees, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness when due; or
•	any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash.

 The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;
•	receive dividend payments, if any, with respect to any underlying securities; or
•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•	the terms of the units and of any of our debt securities, common stock, preferred stock or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	if applicable, a discussion of any material United States federal income tax considerations.

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LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Dickinson Wright PLLC and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Independent Accountants

Eide Bailly LLP, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2015 and December 31, 2014, and the related consolidated statements of operations, statements of stockholders’ equity and cash flows for the years then ended. We have incorporated by reference our financial statements in this prospectus and elsewhere in the registration statement of which this prospectus is a part in reliance on Eide Bailly LLP’s report, given on their authority as experts in accounting and auditing.

Petroleum Engineers

The information regarding estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates included in this prospectus, prepared by independent third party engineers and audited by Cawley, Gillespie & Associates, Inc., independent petroleum engineers and Williamson Petroleum Consultants, Inc., independent petroleum engineers. The information incorporated by reference into this prospectus, including the estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom, is based upon estimates of such reserves and present values as of December 31, 2015, prepared by or derived from (i) the “Evaluation Summary” dated February 12, 2016, prepared by Cawley, Gillespie & Associates, Inc. or (ii) the “Evaluation of Oil Reserves from Two Waterflood Projects in Andrews County, Texas” dated February 26, 2016, prepared by Williamson Petroleum Consultants, Inc. All such information incorporated by reference herein has been included in reliance on the authority of said firms as experts in petroleum engineering.

15

5,360,000 Shares

Common Stock

PROSPECTUS

Joint Book-Running Managers

SunTrust Robinson Humphrey           Seaport Global Securities

Co-Managers

Capital One Securities
Euro Pacific Capital
Imperial Capital
Ladenburg Thalmann
Northland Capital Markets
Roth Capital Partners

February 23, 2018